UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

November 15, 2011

APPROACH RESOURCES INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33801	51-0424817
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

One Ridgmar Centre 6500 W. Freeway, Suite 800 Fort Worth, Texas		76116
(Address of principal executive offices)		(Zip Code)

(817) 989-9000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On November 15, 2011, Approach Resources Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”), with J.P. Morgan Securities LLC, as representative (the “Representative”) for the underwriters party thereto (including the Representative, the “Underwriters”), to issue and sell to the Underwriters an aggregate of 4,000,000 shares of common stock (the “Firm Shares”). Pursuant to the Underwriting Agreement, the Company also granted the Underwriters a 30-day option to purchase up to an additional 600,000 shares of common stock (collectively with the Firm Shares, the “Shares”). The issuance and sale of the Shares have been registered under the Securities Act of 1933 (the “Securities Act”) pursuant to an automatic shelf registration statement on Form S-3ASR (Registration No. 333-174318) of the Company, and the prospectus supplement dated November 15, 2011, filed with the Securities and Exchange Commission on November 16, 2011. The Company intends to use the proceeds from this offering primarily to fund its capital expenditures for the development of its Wolffork oil shale resource play and for general working capital needs. Pending such uses, the Company intends to repay outstanding borrowings under its revolving credit facility, which amount may be re-borrowed in accordance with the terms of the facility. Closing of the issuance and sale of the Shares is scheduled for November 21, 2011. A legal opinion related to the Shares is filed herewith as Exhibit 5.1.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company and customary conditions to closing, obligations of the parties and termination provisions. Additionally, the Company has agreed with the Underwriters not to offer or sell any shares of its common stock (or securities convertible into or exchangeable for common stock), subject to certain exceptions, for a period of 90 days after the date of the Underwriting Agreement without the prior written consent of the Representative.

Certain of the Underwriters and their respective affiliates have performed, and may in the future perform, certain commercial banking, financial advisory, investment banking and other services for the Company, for which they received or will receive customary fees and expenses. Affiliates of certain of the Underwriters are lenders under the Company’s revolving credit facility, and, in such capacity, will receive a portion of the net proceeds from this offering.

A copy of the Underwriting Agreement is attached hereto as Exhibit 1.1 and is incorporated herein by reference. The description of the Underwriting Agreement in this Current Report on Form 8-K is a summary and is qualified in its entirety by the terms of the Underwriting Agreement.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed herewith:

Exhibit No.	Description
1.1	Underwriting Agreement, dated November 15, 2011 between the Company and J.P. Morgan Securities LLC, as representative of the several underwriters named therein.

5.1	Opinion of Thompson & Knight LLP as to the validity of the Shares.

23.1	Consent of Thompson & Knight LLP (included in Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APPROACH RESOURCES INC.

Date: November 16, 2011	By:	/s/ J. Curtis Henderson
J. Curtis Henderson
Executive Vice President and General Counsel

EXHIBITS INDEX

Exhibit No.	Description
1.1	Underwriting Agreement dated November 15, 2011 between the Company and J.P. Morgan Securities LLC, as representative of the several underwriters named therein.

5.1	Opinion of Thompson & Knight LLP as to the validity of the Shares.

23.1	Consent of Thompson & Knight LLP (included in Exhibit 5.1).